UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2009

Netlist, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Discovery, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 435-0025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2009 Netlist, Inc. entered into a new revolving credit agreement with Silicon Valley Bank.  Under this revolving credit agreement, we may borrow up to the lesser of (i) 80% of eligible accounts receivable, minus $1.0 million, or (ii) $5.0 million.  This revolving credit agreement contains an overall sublimit of $2.5 million to collateralize our contingent obligations under letters of credit, foreign exchange contracts and cash management services.  Amounts outstanding under the overall sublimit reduce the amount available pursuant to this revolving credit agreement.  This revolving credit agreement subjects us to certain affirmative and negative covenants, including financial covenants with respect to our liquidity and profitability.  Interest is payable monthly at either (i) prime plus 1.25%, as long as we maintain $8.5 million in revolving credit availability plus unrestricted cash on deposit with the financial institution, or (ii) prime plus 2.25%.  This revolving credit agreement matures on October 30, 2010, at which time all advances and interest are due and payable.  Obligations under this revolving credit agreement are secured by a first priority lien on our tangible and intangible assets.  The foregoing description of the revolving credit agreement is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with the revolving credit agreement, we entered into an Intercompany Subordination Agreement, which provided that one of our subsidiaries, Netlist Technology Texas, LP, is an additional obligor on the revolving credit agreement.  We also entered into a Guarantor Security Agreement giving Silicon Valley Bank a security interest in certain of our assets and an Intellectual Property Security Agreement giving Silicon Valley Bank a security interest in certain of our intellectual property.  The foregoing description of the Intercompany Subordination Agreement, Guarantor Security Agreement and Intellectual Property Security Agreement is qualified in its entirety by reference to the respective agreements, which are attached hereto as Exhibits 10.2, 10.3 and 10.4.

These summaries are intended only to provide a general guide to the contents of the credit agreement.  Readers are directed to the exhibits for a complete understanding of the agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibit is furnished herewith:

10.1 Loan and Security Agreement

10.2 Intercompany Subordination Agreement

10.3 Guarantor Security Agreement

10.4 Intellectual Property Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2009	NETLIST, INC.

/s/ Gail Itow
Gail Itow
Vice President and Secretary